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                                Exhibit 23.1(a)

                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2001, except for Note 12, as to which date is February 26, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-1 of the Annual Report on Form 10-KSB of Imaginon, Inc. for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
June 15, 2001